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                                                                   Exhibit 24.01


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capital Re Corporation of our report dated January 21, 1997, included in the 1996 Annual Report to Stockholders of Capital Re Corporation.

Our audits also included the financial statement schedules of Capital Re Corporation listed in Item 14(a). These schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47723) pertaining to the Capital Re Corporation 1992 Stock Option Plan and in the Registration Statement (Form S-8 No. 33-73122) pertaining to the Capital Re Corporation Directors' Stock Option Plan of our report dated January 21, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Capital Re Corporation.


                                               /s/ Ernst & Young LLP

New York, New York
March 25, 1997